Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FIRST QUARTER 2023

TOTAL REVENUE OF $63.5 MILLION

IRVING, TX May 9, 2023 – Salem Media Group, Inc. (the “company”) (Nasdaq: SALM) released its results for the three months ended March 31, 2023.

First Quarter 2023 Results

For the three months ended March 31, 2023 compared to the three months ended March 31, 2022:

Consolidated

•	Total revenue increased 1.4% to $63.5 million from $62.6 million;

•	Total operating expenses increased 17.4% to $67.7 million from $57.6 million;

•

Operating expenses, excluding stock-based compensation expense, debt modification costs, gains and losses on the sale or disposition of assets, impairments, depreciation expense and amortization expense (1) increased 11.4% to $62.1 million from $55.8 million;

•	The company had an operating loss of $4.2 million as compared to operating income of $5.0 million;

•	The company had a net loss of $5.2 million, or $0.19 net loss per share, compared to net income of $1.7 million, or $0.06 net income per diluted share;

•	EBITDA (1) decreased 107.6% to $(0.6) million from $8.2 million; and

•	Adjusted EBITDA (1) decreased 79.6% to $1.4 million from $6.8 million.

Broadcast

•	Net broadcast revenue decreased 0.2% to $48.3 million from $48.4 million;

•	Station Operating Income (“SOI”) (1) decreased 46.4% to $5.5 million from $10.3 million;

•	Same Station (1) net broadcast revenue decreased 0.5% to $48.1 million from $48.4 million; and

•	Same Station SOI (1) decreased 41.6% to $6.0 million from $10.3 million.

Digital Media

•	Digital media revenue increased 2.0% to $10.5 million from $10.3 million; and

•	Digital Media Operating Income (1) decreased 17.0% to $1.5 million from $1.8 million.

Publishing

•	Publishing revenue increased 19.7% to $4.6 million from $3.9 million; and

•	Publishing Operating Loss (1) increased 24.9% to $0.7 million from $0.6 million.

Included in the results for the three months ended March 31, 2023 are:

•	A $2.1 million ($1.6 million, net of tax, or $0.06 per share) impairment charge to the value of broadcast license related to the acquisition of radio station WMYM-AM in Miami, Florida;

•	A $0.1 million loss on the early retirement of long-term debt associated with the 2024 Notes; and

•	A $0.1 million non-cash compensation charge related to the expensing of stock options.

Included in the results for the three months ended March 31, 2022 are:

•

A $1.7 million ($1.3 million, net of tax, or $0.05 per diluted share) net gain on the disposition of assets related primarily to the gain on sale of land in Phoenix, Arizona offset by various fixed asset disposals; and

•	A $0.2 million ($0.2 million, net of tax, or $0.01 per share) charge for debt modification costs; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Per share numbers are calculated based on 27,216,787 diluted weighted average shares for the three months ended March 31, 2023, and 27,610,407 diluted weighted average shares for the three months ended March 31, 2022.

Balance Sheet

As of March 31, 2023, the company had $159.4 million outstanding on the 7.125% senior secured notes due 2028 (“2028 Notes”) and $18.2 million outstanding on the ABL facility.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2023:

•	The company invested $1.5 million in a limited liability company that will own, distribute, and market a motion picture.

•	On March 24, 2023, the company closed on the acquisition of Digital Felt Productions and its digital content library for $25,000 in cash.

•

On February 1, 2023, the company acquired the George Gilder Report and other digital newsletters and related website assets. The company assumed the deferred subscription liabilities paying no cash at the time of closing. The purchase price is 25% of net revenue generated from sales of most Eagle Financial products during the next year to subscribers who are on George Gilder subscriber lists that are not already on Eagle Financial lists.

•

On January 10, 2023, the company closed on the acquisition of radio stations WWFE-AM, WRHC-AM and two FM translators in Miami, Florida for $3.0 million in cash. The Asset Purchase Agreement (“APA”) was amended for the company to acquire only the radio stations and translators for $3.0 million, a related party to acquire the land directly from the seller for $2.0 million, and the company to have an option to purchase the land from the related party pursuant to an option to purchase real estate agreement. The company’s executive officers, who have no relationship with the related party, began negotiations for the related party lease agreements and option agreements, subject to final approval by the company’s Audit Committee pursuant to its related party transaction policy. The option to purchase real estate agreement was approved by the company’s Audit Committee on March 1, 2023.

•

On January 6, 2023 the company closed on the acquisition of radio station WMYM-AM and an FM translator in Miami, Florida for $3.2 million in cash. The company began operating the radio station under a Time Brokerage Agreement (“TBA”) beginning on November 16, 2022. The APA was amended for the company to acquire only the radio station and translator for $3.2 million, a related party to acquire the land directly from the seller for $1.8 million, and the company to have an option to purchase the land from the related party pursuant to an option to purchase real estate agreement. The company’s executive officers, who have no relationship with the related party, began negotiations for the related party lease agreements and option agreements, subject to final approval by the company’s Audit Committee pursuant to its related party transaction policy. The option to purchase real estate agreement was approved by the company’s Audit Committee on March 1, 2023.

Pending transactions:

•

In June 2022 the company entered into agreements to sell radio stations KLFE-AM and KNTS-AM in Seattle, Washington for $0.7 million subject to approval of the Federal Communications Commission. Radio station KLFE-AM is being programmed under a TBA as of August 1, 2022.

Conference Call Information

The company will host a teleconference to discuss its results on May 9, 2023 at 4:00 p.m. Central Time. To access the teleconference, please dial (888) 770-7291, and then ask to be joined into the Salem Media Group First Quarter 2023 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through May 23, 2023 and can be heard by dialing (800) 770-2030, passcode 2413416 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Second Quarter 2023 Outlook

For the second quarter of 2023, the company is projecting total revenue to decline between 5% and 7% from the second quarter 2022 total revenue of $68.7 million. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, legal settlement, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (“Recurring Operating Expenses”) to increase between 3% and 6% compared to the second quarter of 2022 Recurring Operating Expenses of $60.0 million.

A reconciliation of Recurring Operating Expenses (a non-GAAP measure) to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc. at www.salemmedia.com, Facebook and Twitter.

Company Contact:

Evan D. Masyr

Executive Vice President and Chief Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of the company to close and integrate announced transactions, market acceptance of the company’s radio station formats, competition from new technologies, inflation and other adverse economic conditions, and other risks and uncertainties detailed from time to time in the company’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Loss, and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Loss as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station operating results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2023
	(Unaudited)
Net broadcast revenue	$48,432	$48,340
Net digital media revenue	10,300	10,510
Net publishing revenue	3,877	4,639

Total revenue	62,609	63,489

Operating expenses:
Broadcast operating expenses	38,121	42,809
Digital media operating expenses	8,473	8,994
Publishing operating expenses	4,467	5,376
Unallocated corporate expenses	4,810	4,996
Debt modification costs	228	—
Depreciation and amortization	3,276	3,393
Change in the estimated fair value of contingent earn-out consideration	(5)	(2)
Impairment of indefinite-lived long-term assets other than goodwill	—	2,124
Net (gain) loss on the disposition of assets	(1,735)	(21)

Total operating expenses	57,635	67,669

Operating income (loss)	4,974	(4,180)
Other income (expense):
Interest income	—	13
Interest expense	(3,394)	(3,431)
Gain (loss) on early retirement of long-term debt	(53)	(60)
Earnings from equity method investment	—	8
Net miscellaneous income and (expenses)	1	220

Net income (loss) before income taxes	1,528	(7,430)
Benefit from income taxes	(211)	(2,276)

Net income (loss)	$1,739	$(5,154)

Basic earnings (loss) per share Class A and Class B common stock	$0.06	$(0.19)
Diluted earnings (loss) per share Class A and Class B common stock	$0.06	$(0.19)
Basic weighted average Class A and Class B common stock shares outstanding	27,177,375	27,216,787

Diluted weighted average Class A and Class B common stock shares outstanding	27,610,407	27,216,787

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2022	March 31, 2023
		(Unaudited)
Assets
Cash	$—	$3
Accounts receivable, net	30,756	28,468
Other current assets	14,301	15,479
Property and equipment, net	81,296	83,689
Operating and financing lease right-of-use assets	43,734	44,328
Intangible assets, net	330,008	336,232
Deferred financing costs	681	56
Other assets	4,346	5,018

Total assets	$505,122	$513,273

Liabilities and Stockholders’ Equity
Current liabilities	$64,610	$76,003
Long-term debt	150,367	152,041
Operating and financing lease liabilities, less current portion	42,445	42,540
Deferred income taxes	66,732	64,489
Other liabilities	5,611	7,922
Stockholders’ Equity	175,357	170,278

Total liabilities and stockholders’ equity	$505,122	$513,273

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share and per share data)

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2021	23,922,974	$232	5,553,696	$56	$248,438	$(36,509)	$(34,006)	$178,211
Stock-based compensation	—	—	—	—	106	—	—	106
Options exercised	40,913	—	—	—	94	—	—	94
Lapse of restricted shares	14,854	—	—	—	—	—	—	—
Net income	—	—	—	—	—	1,739	—	1,739

Stockholders’ equity, March 31, 2022	23,978,741	$232	5,553,696	$56	$248,638	$(34,770)	$(34,006)	$180,150

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2022	23,980,741	$232	5,553,696	$56	$248,820	$(39,745)	$(34,006)	$175,357
Stock-based compensation	—	—	—	—	75	—	—	75
Net loss	—	—	—	—	—	(5,154)	—	(5,154)

Stockholders’ equity, March 31, 2023	23,980,741	$232	5,553,696	$56	$248,895	$(44,899)	$(34,006)	$170,278

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2022	2023
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Debt Modification Costs, Depreciation and Amortization Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments, Gains or Losses on the Disposition of Assets and Stock-based Compensation Expense (Recurring Operating Expenses)

Operating Expenses	$57,635	$67,669
Less debt modification costs	(228)	—
Less depreciation and amortization expense	(3,276)	(3,393)
Less change in estimated fair value of contingent earn-out Consideration	5	2
Less impairment of indefinite-lived long-term assets other than goodwill	—	(2,124)
Less net gain (loss) on the disposition of assets	1,735	21
Less stock-based compensation expense	(106)	(75)

Total Recurring Operating Expenses	$55,765	$62,100

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$48,432	$48,340
Net broadcast revenue – acquisitions	—	(205)
Net broadcast revenue – dispositions	(47)	3
Net broadcast revenue – format change	—	—

Same Station net broadcast revenue	$48,385	$48,138

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$38,121	$42,809
Broadcast operating expenses – acquisitions	(15)	(659)
Broadcast operating expenses – dispositions	(25)	(25)
Broadcast operating expenses – format change	—	—

Same Station broadcast operating expenses	$38,081	$42,125

Reconciliation of SOI to Same Station SOI
Station Operating Income	$10,311	$5,531
Station operating loss – acquisitions	15	454
Station operating (income) loss – dispositions	(22)	28
Station operating (income) loss – format change	—	—

Same Station—Station Operating Income	$10,304	$6,013

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2022	2023
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$48,432	$48,340
Less broadcast operating expenses	(38,121)	(42,809)

Station Operating Income	$10,311	$5,531

Net digital media revenue	$10,300	$10,510
Less digital media operating expenses	(8,473)	(8,994)

Digital Media Operating Income	$1,827	$1,516

Net publishing revenue	$3,877	$4,639
Less publishing operating expenses	(4,467)	(5,376)

Publishing Operating Loss	$(590)	$(737)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt, and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended March 31,
	2022	2023
	(Unaudited)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)
Net income (loss)	$1,739	$(5,154)
Plus interest expense, net of capitalized interest	3,394	3,431
Plus benefit from income taxes	(211)	(2,276)
Plus depreciation and amortization	3,276	3,393
Less interest income	—	(13)

EBITDA	$8,198	$(619)

Plus net (gain) loss on the disposition of assets	(1,735)	(21)
Plus change in the estimated fair value of contingent earn-out consideration	(5)	(2)
Plus debt modification costs	228	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	2,124
Plus net miscellaneous (income) and expenses	(1)	(220)
Plus (gain) loss on early retirement of long- term debt	53	60
Plus non-cash stock-based compensation	106	75

Adjusted EBITDA	$6,844	$1,397

Selected Debt Data	Outstanding at March 31, 2023	Applicable Interest Rate
Senior Secured Notes due 2028 (1)	$159,416,000	7.125%
Asset-based revolving credit facility (2)	$18,183,987	6.742%

(1)	$159.4 million notes with semi-annual interest payments at an annual rate of 7.125%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum with a LIBOR floor of 0.5% or prime rate plus 0.5% to 1.0% per annum